Exhibit 23






                 (LETTERHEAD OF COOPERS & LYBRAND L.L.P.)

                    CONSENT OF INDEPENDENT ACCOUNTANTS





We consent to the incorporation by reference in the registration statements of Coachmen Industries, Inc. on Form S-8 (File No. 33-59251, No. 2-45373,
No. 2-47923, No. 2-56027 and No. 2-64572) and in the related Prospectus of our reports dated January 26, 1996, on our audits of the consolidated financial statements and financial statement schedule of Coachmen Industries, Inc. and subsidiaries as of December 31, 1995 and 1994, and for each of the three years in the period ended December 31, 1995, which reports are included in this Annual Report on Form 10-K.





                                     COOPERS & LYBRAND L.L.P.
                                  ------------------------------
                                     COOPERS & LYBRAND L.L.P.



Elkhart, Indiana
March 25, 1996